UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                    FORM 8-K
                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                         DATE OF REPORT OCTOBER 25, 2004
                        (Date of earliest event reported)

                           --------------------------


                               MRU HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


            000-33487                               33-0954381
      (Commission File Number)           (IRS Employer Identification No.)


      600 LEXINGTON AVENUE, 3RD FLOOR, NEW YORK, NEW YORK         10022
      (Address principal executive offices)                       (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (212) 754-0774

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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On October 25, 2004, MRU Holdings, Inc. (the "Company") entered into a commitment letter with Universal Finanz Holding AG ("Universal") under which Universal offered to provide up to $50 million of credit support to be used as collateral security for the obligations of MRU Universal Guarantee Agency, Inc. (the "Guarantor"), a wholly owned subsidiary of the Company, as guarantor of student loans and lines of credit arranged by the Company or banks and other financial institutions. Universal's commitment is conditioned on the satisfaction of certain conditions including the execution of an agreement proving Universal the right to purchase up to a 65% ownership interest in the Guarantor and pay the purchase price for such ownership interest by releasing the Guarantor from its obligation to repay an equal amount of its outstanding obligations to Universal.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

      10.1  Commitment Letter dated October 11, 2004

      99.1  Press Release dated October 25, 2004 issued by the Company

                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              MRU HOLDINGS, INC.
                              (Registrant)


Date: October 25, 2004                    By:    /s/ Raza Khan
                                                 -------------
                                          Name:  Raza Khan
                                          Title: President

                                 EXHIBIT INDEX


    Exhibit No.
    -----------
        10.1         Commitment Letter dated October 11, 2004
        99.1         Press Release dated October 25, 2004 issued by MRU
                     Holdings, Inc.